UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2010
BankAtlantic Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-13133	65-0507804

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road, Ft. Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 954-940-5000
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     The 2010 Annual Meeting of Shareholders of BankAtlantic Bancorp, Inc. (the “Company”) was held on June 1, 2010. The only proposal submitted to a vote of the Company’s shareholders at the meeting was the election of three directors to the Company’s Board of Directors, each to serve for a three-year term expiring at the Company’s 2013 Annual Meeting of Shareholders. The three director nominees were elected by the Company’s shareholders by the following votes:

			Broker
	Votes	Votes	Non-
Director	For	Withheld	Votes

Steven M. Coldren	69,790,689	707,862	23,617,035
Willis N. Holcombe	69,777,644	720,907	23,617,035
Jarett S. Levan	69,771,771	726,780	23,617,035
Item 8.01 Other Events.
     On June 2, 2010, the Company issued a press release in which it announced its intention to pursue a rights offering for up to $25 million of its Class A Common Stock. The subscription rights to be distributed in the rights offering will be issued to record holders of the Company’s Class A Common Stock and Class B Common Stock as of the close of business on June 14, 2010. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     Matters discussed in this Current Report on Form 8-K contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve substantial risks and uncertainties, including, but not limited to, the risk that, because of business, economic or market conditions or for any other reasons within the Company’s discretion, the Company may decide not to pursue the rights offering and the risk that the rights offering may not otherwise be consummated. In addition to the risks and uncertainties identified above, reference is also made to other risks and uncertainties detailed in reports filed by the Company with the Securities and Exchange Commission.
Item 9.01 Financial Statements and Exhibits.
(d)      Exhibits
99.1      Press release dated June 2, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2010	BANKATLANTIC BANCORP, INC.
	By:	/s/ Valerie C. Toalson
Valerie C. Toalson,
Executive Vice President – Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated June 2, 2010